PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential World Fund, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article IV, Section 2 of the charter of the Corporation (the “Charter”) and Section 2-208 of the Maryland General Corporation Law (with respect to classifying unissued shares of stock), the Board of Directors has classified and designated authorized but unissued shares of stock of the Corporation as shares of the “Prudential Jennison Emerging Markets Equity Fund” as set forth in these Articles Supplementary.

SECOND: Prior to the classification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue is 4,200,000,000 shares, $0.01 par value per share, having an aggregate par value of $42,000,000, further classified and designated among the classes of the Corporation as follows:

Prudential Emerging Markets Debt Local Currency Fund

Class A Common Stock 75,000,000

Class C Common Stock 50,000,000

Class Q Common Stock 50,000,000

Class Z Common Stock 75,000,000

Prudential International Value Fund

Class A Common Stock 75,000,000

Class B Common Stock 50,000,000

Class C Common Stock 50,000,000

Class Z Common Stock 75,000,000

Prudential International Equity Fund

Class A Common Stock 275,000,000

Class B Common Stock 150,000,000

Class C Common Stock 150,000,000

Class F Common Stock 50,000,000

Class M Common Stock 50,000,000

Class X Common Stock 50,000,000

New Class X Common Stock 50,000,000

Class Z Common Stock 225,000,000

Prudential Jennison Global Opportunities Fund

Class A Common Stock 300,000,000

Class C Common Stock 300,000,000

Class Z Common Stock 300,000,000

Prudential Jennison International Opportunities Fund

Class A Common Stock 300,000,000

Class C Common Stock 300,000,000

Class Z Common Stock 300,000,000

Prudential Jennison Global Infrastructure Fund

Class A Common Stock 400,000,000

Class C Common Stock 100,000,000

Class Z Common Stock 400,000,000

THIRD: As classified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 4,200,000,000 shares, $0.01 par value per share, having an aggregate par value of $42,000,000, further classified and designated among the classes of the Corporation as follows:

Prudential Emerging Markets Debt Local Currency Fund

Class A Common Stock 75,000,000

Class C Common Stock 50,000,000

Class Q Common Stock 50,000,000

Class Z Common Stock 250,000,000

Prudential International Value Fund

Class A Common Stock 100 ,000,000

Class B Common Stock 10,000,000

Class C Common Stock 50,000,000

Class Z Common Stock 75,000,000

Prudential International Equity Fund

Class A Common Stock 325,000,000

Class B Common Stock 150,000,000

Class C Common Stock 150,000,000

Class Z Common Stock 250,000,000

Prudential Jennison Global Opportunities Fund

Class A Common Stock 225,000,000

Class C Common Stock 200,000,000

Class Z Common Stock 250,000,000

Prudential Jennison International Opportunities Fund

Class A Common Stock 200,000,000

Class C Common Stock 200,000,000

Class Z Common Stock 200,000,000

Prudential Jennison Global Infrastructure Fund

Class A Common Stock 200,000,000

Class C Common Stock 100,000,000

Class Z Common Stock 225,000,000

Prudential Jennison Emerging Markets Equity Fund

Class A Common Stock 250,000,000

Class C Common Stock 65,000,000

Class Q Common Stock 250,000,000

Class Z Common Stock 300,000,000

FOURTH: Each share of Class A Common Stock, Class C Common Stock, Class Q Common Stock and Class Z Common Stock of the Prudential Jennison Emerging Markets Equity Fund shall represent the same interest in the Corporation and has identical voting, dividend, liquidation and other rights as shares of Class A Common Stock, Class C Common Stock, Class Q Common Stock and Class Z Common Stock of the Corporation as set forth in the Charter.

FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. The stock of the Corporation has been classified by the Board of Directors under authority contained in the Charter.

SIXTH: These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Prudential World Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 14th day of July, 2014.

WITNESS: PRUDENTIAL WORLD FUND, INC.

By: /s/ Jonathan D. Shain

Jonathan D. Shain, Assistant Secretary

By: /s/ Stuart S. Parker

Stuart S. Parker,President

THE UNDERSIGNED, President of Prudential World Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Stuart S. Parker
Stuart S. Parker, President